UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2015 (March 24, 2015)

CAPITALA FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Congress St., Suite 360

Charlotte, NC 28209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (704) 376-5502

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2015, Capitala Finance Corp. (the “Registrant”) and Trinity Universal Insurance Company (“Trinity”), a subsidiary of Kemper Corporation, entered into a limited liability company agreement (the “LLC Agreement”) to co-manage Capitala Senior Liquid Loan Fund I, LLC (“CSLLF”). The Registrant and Trinity have committed to provide $25.0 million of equity to CSLLF, with the Registrant providing $20.0 million and Trinity providing $5.0 million.  In addition, CSLLF has obtained third party asset-level financing. The joint venture is expected to invest primarily in senior secured loans to middle market companies.

The description above is only a summary of the material provisions of the LLC Agreement and is qualified in its entirety by reference to the copy of the LLC Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 8.01. Other Events.

On March 24, 2015, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amended and Restated Limited Liability Company Agreement of Capitala Senior Liquid Loan Fund I, LLC, dated March 24, 2015

99.1	Press release dated March 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 24, 2015	CAPITALA FINANCE CORP.

		By:	/s/ Stephen A. Arnall
Stephen A. Arnall
Chief Financial Officer